Exhibit 10.1
Otis Worldwide Corporation
2020 Long-Term Incentive Plan
(As Amended and Restated as of January 1, 2024)
Supplemental Performance Share Unit Award
Schedule of Terms
(July 2024)

This Schedule of Terms describes the material features of the Participant’s Performance Share Unit Award (the “PSU Award” or the “Award”) granted under the Otis Worldwide Corporation 2020 Long-Term Incentive Plan, as Amended and Restated as of January 1, 2024 (the “LTIP”), subject to this Schedule of Terms, the Award Agreement, and the terms and conditions set forth in the LTIP. The LTIP Prospectus contains further information about the LTIP and this Award and is available on the Corporation’s internal employee website and at www.ubs.com/onesource/OTIS.

You should read this document carefully. There are circumstances under which your Award could be forfeited and you could be obligated to repay gains realized from the Award to the Corporation (e.g., see the “Forfeiture of Award and Repayment of Realized Gains”).

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Certain Definitions
A Performance Share Unit (a “PSU”) represents the right to receive one share of common stock of Otis Worldwide Corporation (the “Common Stock”) (or a cash payment equal to the Fair Market Value thereof). PSUs generally vest and are converted into shares of Common Stock if, and to the extent, the associated pre-established performance targets are achieved and the Participant remains employed or otherwise engaged by the Corporation or the Service Recipient through the end of the applicable performance measurement period (see “Vesting” below), or upon an earlier Termination of Service under limited circumstances that may result in accelerated vesting (see “Termination of Service” below). “Company” means Otis Worldwide Corporation (the “Corporation”), together with its subsidiaries, divisions and affiliates. “Service Recipient” means an entity other than the Corporation in the Company group that employs or otherwise engages the Participant. “Termination Date” means the date the Participant’s employment ends, or, if different, the date the Participant ceases providing services to the Company as an employee, consultant, or in any other capacity. All references to termination of employment in this Schedule of Terms will be deemed to refer to “Termination of Service” as defined in the LTIP. “Committee” means the Compensation Committee of the Board. Capitalized terms not otherwise defined in this Schedule of Terms have the same meaning as defined in the LTIP.
Acknowledgement and Acceptance of the Otis PSU Award
The number of PSUs awarded is set forth in the Award Agreement. The recipient of the PSU Award (the “Participant”) must affirmatively acknowledge and accept the terms and conditions of the PSU Award, which are contained in this Schedule of Terms, within 150 days following the Grant Date. A failure to acknowledge and accept the PSU Award within 150 days from the Grant Date will result in the forfeiture of the PSU Award.
Participant must acknowledge and accept the terms and conditions of this PSU Award electronically via the Union Bank of Switzerland (“UBS”) One Source website at www.ubs.com/onesource/OTIS.
Dividends
PSUs granted under this Award will earn dividend equivalent units each time the Corporation pays a cash dividend to Common Stock shareholders. Dividend equivalents will be credited as additional PSUs to Awards outstanding on the dividend payment date and will vest under the same vesting conditions as the underlying PSUs. The number of additional PSUs that will be credited on any dividend payment date will equal (i) the per share cash dividend amount, multiplied by (ii) the number of PSUs subject to the PSU Award (including PSUs resulting from prior dividend equivalents), divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date, rounded down to the nearest whole number of PSUs. No cash will be payable for any fractional dividend equivalent.

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Vesting
PSU Awards will vest on the third anniversary of the Grant Date, subject to performance relative to pre-established Performance Goals, and the Participant’s continued employment or service with the Corporation or Service Recipient through the third anniversary of the Grant Date. The Award Agreement specifies the applicable Performance Goals, performance period, vesting date, minimum performance required for vesting, and range of vesting each Performance Goal.
The Performance Goals for the PSU Awards for the three-year performance period (2024-2026) are cumulative Adjusted Earnings Per Share (60% weighting) and average annual Organic Sales growth (40% weighting). In addition, the Corporation’s Total Shareholder Return relative to the S&P 500 Industrials Index may increase or decrease the payout of the PSU Award by up to 20%.
Adjusted Earnings Per Share (EPS) means the Corporation’s adjusted diluted EPS, which represents the diluted earnings per share (a GAAP measure), excluding restructuring costs, one-time separation costs, non-recurring tax items, and other significant items.
Organic Sales means the Corporation’s consolidated net sales, excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or non-operational nature.
Total Shareholder Return means the Corporation’s stock price appreciation from the average of the Corporation’s 20-trading day closing stock price prior to the beginning of the performance period to the average of the 20-trading day closing stock price prior to the end of the performance period, including dividends paid per share during the performance period.
Any unvested PSUs will be forfeited in the event of Termination of Service prior to the vesting date except in certain earlier terminations involving Disability, Change-in-Control Termination, or death (see “Termination of Service” below).
PSUs may also be forfeited and value realized from previously vested PSUs may be recouped by the Corporation under certain circumstances (see “Forfeiture of Award and Repayment of Realized Gains” below).
Holding Period
The shares of Common Stock received by the Participant upon vesting of this PSU Award after the withholding of shares for taxes (the “net shares”) will be subject to a holding requirement continuing until the fourth anniversary of the Grant Date. During this period, the net shares shall not be permitted to be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of by the Participant. Notwithstanding the foregoing, this requirement shall not apply following the Participant’s death, Disability or upon a Change in Control, in each case, whether occurring before or after the vesting date.

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No Shareowner Rights
A PSU is the right to receive a share of Common Stock in the future (or a cash payment equal to the Fair Market Value), subject to continued employment or service, achievement of performance targets, and certain other conditions. The holder of a PSU has no voting or other rights accorded to owners of Common Stock unless and until PSUs are converted into shares of Common Stock.
Payment / Conversion of PSUs
Vested PSUs will be converted into shares of Common Stock to be delivered to the Participant as soon as administratively practicable following the earliest to occur of (i) the third anniversary of the Grant Date, (ii) the date of the Participant’s death or incurrence of a Disability, or (iii) if a Change-in-Control occurs while the PSUs are outstanding (A) then if the PSUs are not replaced with a Replacement Award, the date of the Change-in-Control or (B) if the PSUs are replaced with a Replacement Award, the last day of the performance period, but in no event later than March 15th following the year in which such event occurs (see special rules for specified employees in “Specified Employees”). If Performance Goals are not met at the maximum level, the PSUs that do not vest will be cancelled without value. PSUs may be paid in cash if the Committee so determines, including where local law restricts the distribution of Common Stock.
Termination of Service
The treatment of PSUs upon Termination of Service depends upon the reason for termination, as detailed in the following sections. PSUs will be forfeited upon a Termination of Service, except in the event of death, Disability, or Change-in-Control Termination, as discussed below.
Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the Termination Date, unless required by applicable law.
Death or Disability. If the Participant dies while still employed by or providing services to the Corporation or the Service Recipient, or if the Participant incurs a Disability, all PSUs will vest as of the date of death or Disability, as applicable, and be converted (at target performance or such greater amount as determined by the Committee in its discretion) to shares of Common Stock to be delivered to the Participant, Participant’s estate or designated beneficiary (if such a designation has been provided to the Corporation, and to the extent the Corporation determines such designation to be valid), as may be determined in the Corporation’s sole discretion (where applicable), in accordance with the section entitled “Payment/Conversion of PSUs.” To be considered a Disability under this Award, the “disability” event must meet the definition under Section 409A(a)(2)(C) of the Code.
Change-in-Control Termination. If the PSUs are replaced with a Replacement Award in connection with a Change-in-Control in accordance with Section 10(c) of the LTIP, and the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than for Cause, death or Disability, or due to the Participant’s voluntary termination for “Good Reason,” in each case, within 24 months following

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a Change-in-Control in accordance with Section 10(d) of the LTIP (such Termination of Service, a “CIC Termination”), then all unvested PSUs will vest and be converted into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled “Payment/Conversion of PSUs,” subject to the delay noted below under “Specified Employees,” if applicable.
Specified Employees. If the Participant is a “specified employee” within the meaning of Section 409A of the Code (i.e., generally the fifty highest paid employees, as determined by the Corporation) at the time of the Participant’s Termination of Service, and the PSUs are accelerated and vest by reason of such Participant’s Termination of Service (e.g., Change-in-Control Termination), then, to the extent necessary to avoid the application of any additional tax or penalty under Section 409A of the Code and consistent with the terms of the LTIP, these vested PSUs (and unpaid accumulated dividend equivalents) will be held in the Participant’s LTIP account (currently UBS), and will not be paid or provided, until the first business day of the seventh month following the Participant’s Termination Date or on the Participant’s death or Disability (under the meaning of Section 409A(a)(2) of the Code) if earlier. For clarification purposes, these vested PSUs will continue to earn dividend equivalents during such delay in accordance with the section entitled “Dividends.”
Forfeiture of Award and Repayment of Realized Gains
PSUs, including Common Stock, dividend equivalents, dividends and cash delivered for PSUs are subject to the Corporation’s Compensation Recovery Policy (the “Compensation Recovery Policy”), as in effect from time to time, available on www.otisinvestors.com.
The Participant agrees that the restrictions set forth in the Compensation Recovery Policy are reasonable and that the value of the LTIP awards is reasonable consideration for accepting such restrictions and forfeiture contingencies. However, if any portion of this section is held by competent authority to be unenforceable, this section shall be deemed amended to limit its scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect. The Participant acknowledges that this Award shall constitute compensation in satisfaction of these covenants.
The provisions in the Compensation Recovery Policy pertaining to non-competition shall not be enforced with respect to a Participant during such time the Participant primarily resides or works in California.
Following a Change-in-Control, no incentive compensation clawback, recoupment or repayment policies or provisions adopted by the Corporation, including the Compensation Recovery Policy, shall apply to Awards granted under the LTIP (or any successor plan) to the Participant; provided, however, that the Corporation’s Erroneously Awarded Compensation Recovery Policy shall continue to apply to the Participant solely to the extent the application of such policy is necessary to comply with applicable law or applicable securities exchange listing standards.

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Adjustments
If the Corporation engages in a transaction affecting its capital structure, such as a merger, distribution of a special dividend, spin-off of a business unit, stock split, subdivision or consolidation of shares of Common Stock or other events affecting the value of Common Stock, PSU Awards may be adjusted as determined by the Committee, in its sole discretion.
Further information concerning capital adjustments is set forth in Section 3(d) of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
Change-in-Control
In the event of a Change-in-Control or restructuring of the Corporation, the Committee may, in its sole discretion, take certain actions with respect to outstanding Awards to assure fair and equitable treatment of LTIP Participants. Such actions may include the acceleration of vesting, canceling an outstanding Award in exchange for its equivalent cash value (as determined by the Committee), or providing for other adjustments or modifications to outstanding Awards or Performance Goals, as the Committee may deem appropriate. In the event of a Change-in-Control where the PSUs are not replaced by a Replacement Award, the PSUs will vest in full in accordance with Section 10(b) of the LTIP.
Further details concerning Change-in-Control are set forth in Section 10 of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
Awards Not to Affect Certain Transactions
PSU Awards do not in any way affect the right of the Corporation or its shareowners to effect: (i)  any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital or business structure; (ii) any merger or consolidation of the Corporation; (iii) any issue of bonds, debentures, shares of stock preferred to, or otherwise affecting the Common Stock of the Corporation or the rights of the holders of such Common Stock; (iv) the dissolution or liquidation of the Corporation; (v) any sale or transfer of all or any part of its assets or business; or (vi) any other corporate act or proceeding.
Responsibility for Taxes
The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Service Recipient, the Participant is responsible for all income taxes, social insurance contributions, payroll taxes, fringe benefits tax, payment on account or other tax-related items attributable to the Participant’s participation in the LTIP and legally applicable or deemed applicable to the Participant (“Tax-Related Items”). The Participant further acknowledges that the Corporation and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying shares of Common Stock, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any

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aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Fair Market Value on the date the taxable event occurs will be used to calculate the taxable income realized from the PSUs, and the amount of shares of Common Stock that may be withheld to satisfy the Tax-Related Items, except where otherwise required by applicable law, as determined in the Corporation’s sole discretion.
In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Service Recipient to satisfy all Tax-Related Items. By accepting the Award, the Participant authorizes the Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or the Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon settlement of the PSUs; (v) withholding from dividend equivalents paid on the PSUs; or (vi) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.
The Corporation and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Corporation and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock subject to the vested PSUs, notwithstanding that a number of the shares of Common Stock is held back solely for purposes of paying the Tax-Related Items.
The Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation and/or the Service Recipient, if any. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Corporation and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In those countries where there is no withholding on account of such Tax-Related Items, Participants must pay the appropriate taxes as required by any country where they are subject to tax.

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The Corporation may refuse to distribute an Award if the Participant fails to comply with his or her obligations in connection with Tax-Related Items.
Notwithstanding the foregoing, if the Participant is an individual covered under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to such Participant’s role with the Corporation at the time that a taxable event occurs, then the withholding obligations with respect to such taxable event will be satisfied by withholding shares of Common Stock subject to the PSU Award having a Fair Market Value equal to the tax withholding amount.
Important information about the U.S. Federal income tax consequences of LTIP Awards can be found in the LTIP Prospectus at www.ubs.com/onesource/OTIS.
Non-assignability
Unless otherwise approved by the Committee or its delegate, no assignment or transfer of any right or interest of the Participant in any PSU Award, whether voluntary or involuntary, by operation of law or otherwise, is permitted except by (i) will or the applicable laws of descent and distribution or (ii) certain intra-family transfers or transfers pursuant to qualified domestic relations orders subject to procedures and requirements established by the Committee and compliance with U.S. Securities and Exchange Commission (“SEC”) rules. Any other attempt to assign such rights or interest shall be void and without force or effect.
Right of Discharge Reserved
Nothing in the LTIP or in any PSU Award shall confer upon any Participant the right to continued employment or service for any period of time, or affect any right that the Corporation or the Service Recipient may have to terminate the employment or service agreement, if any, of any Participant at any time for any reason.
Administration
The Board has delegated the administration and interpretation of the Awards granted pursuant to the LTIP to the Committee. The Committee establishes such procedures as it deems necessary and appropriate to administer Awards in a manner that is consistent with the terms of the LTIP. The Committee has, consistent with its charter and subject to certain limitations, delegated to the Chief Executive Officer, the Chief People Officer and the Senior Vice President Total Rewards the authority to grant, administer, and interpret Awards, provided that, such delegation will not apply with respect to employees of the Corporation who are covered under Section 16 of the Exchange Act, as amended, and to members of the Corporation’s Executive Leadership Group. Awards to these individuals will be granted, administered, and interpreted exclusively by the Committee. The Committee’s decision or that of its delegate on any matter related to an Award shall be binding, final, and conclusive on all parties in interest.
Data Privacy
This notice supplements and should be read in conjunction with the Otis Employee Privacy Notice, available at www.otis.com/en/us/privacy-policy. The Participant understands that the Corporation and the Service Recipient may hold certain personal information about the

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Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all PSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. This information is used for the exclusive purpose of implementing, administering and managing the LTIP, which is necessary for the Corporation to fulfill its contractual obligations to Participants (and any associated legal requirements), as well as for the Corporation’s own legitimate interests.
To the extent that local law requires consent for the Corporation to lawfully hold this information, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this Schedule of Terms and any other PSU grant materials (“Data”) by and among, as applicable, the Service Recipient, the Corporation and its Subsidiaries and Affiliates.
The Participant understands that Data will be transferred to UBS, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the LTIP.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  Any such transfers are consistent with applicable legal requirements, as further described in the Otis Employee Privacy Notice.
The Participant understands that, under applicable law, the Participant may have certain rights in relation to the Data, including the right to access, correct, erase, and restrict the use of such information, as well as to object in certain cases.  Insofar as applicable law requires the Corporation to rely on the Participant’s consent to hold this information, the Participant may also have the right to withhold or withdraw such consent, but the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the LTIP. The Participant may exercise these rights, where applicable, by contacting the Corporation at privacy@otis.com. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the LTIP.
Corporation Compliance Policies
Participants must comply with the Corporation’s Absolutes and Corporate Policies and Procedures. Violations can result in the forfeiture of Awards and the obligation to repay previous gains realized from LTIP Awards. The Corporation’s Absolutes and Corporate Policy Manual are available online on the Corporation’s internal home page.
Compliance With Law
Notwithstanding any other provision of the LTIP or this Schedule of Terms, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Corporation shall not be required to deliver any shares issuable upon settlement of the PSU prior to the completion of any registration or qualification of the shares

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under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Schedule of Terms without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
Electronic Delivery and Participation
The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the LTIP by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the LTIP through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
Severability
The provisions of this Schedule of Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Imposition of Other Requirements
The Corporation reserves the right to impose other requirements on the Participant’s participation in the LTIP, on the PSU and on any shares of Common Stock acquired under the LTIP, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional Schedule of Terms or undertakings that may be necessary to accomplish the foregoing.
Waiver
The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Schedule of Terms or the Award Agreement shall not operate or be construed as a waiver of any other provision of this Schedule of Terms or the Award Agreement, or of any subsequent breach by the Participant or any other Participant.
Insider Trading/Market Abuse
The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Corporation shares, rights to shares (e.g., PSUs) or rights linked to the value of shares (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Corporation as defined in the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the

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cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind third parties includes fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Corporation. The Participant is responsible for complying with any restrictions and should speak to my personal advisor on this matter.
Exchange Control, Foreign Asset/Account and/or Tax Reporting
Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold shares of Common Stock under the LTIP or cash received from participating in the LTIP (including from any dividends or dividend equivalents or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the LTIP to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant’s personal tax, legal and financial advisors regarding same.
Interpretations
This Schedule of Terms provides a summary of terms applicable to the PSU Award. This Schedule of Terms and each Award Agreement are subject in all respects to the terms of the LTIP, which can be located at www.ubs.com/onesource/OTIS. In the event that any provision of this Schedule of Terms or any Award Agreement is inconsistent with the terms of the LTIP, the terms of the LTIP shall govern. Any question concerning administration or interpretation arising under the Schedule of Terms or any Award Agreement will be determined by the Committee or its delegates, in its sole discretion, and such determination shall be final, binding, and conclusive upon all parties in interest. If this Schedule of Terms or any other document related to this Award is translated into a language other than English and a conflict arises between the English and translated version, the English version will control.
Governing Law and Venue
The LTIP, this Schedule of Terms, and the Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. For purposes of litigating any dispute that arises under this PSU Award or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Connecticut, agree that such litigation shall be conducted in the courts of Hartford County, Connecticut, or the federal courts for the United States for the District of Connecticut, where this grant is made and/or to be performed.

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Additional Information
Questions concerning the LTIP or Awards and requests for LTIP documents can be directed to:
    Stock Plan Administrator
    StockPlanAdmin@otis.com
OR
Otis Worldwide Corporation
Attn: Stock Plan Administrator
One Carrier Place
Farmington, CT 06032
The Corporation and / or its approved Stock Plan Administrator will send any Award-related communications to the Participant’s email address or physical address on record. It is the responsibility of the Participant to ensure that both the e-mail and physical address on record are up-to-date and accurate at all times to ensure delivery of Award-related communications.

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